Exhibit 23
Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-14017 and 333-69541) and in the Registration Statements on Form S-8 (Nos. 33-56842, 333-18879, 333-40877, 333-73437, 333-78993 and 333-101439) of Rohm and Haas Company of our report dated March 10, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 17, 2003